UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2023

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On August 31, 2023, Ciena Corporation ("Ciena") issued a press release announcing its financial results for its fiscal third quarter ended July 29, 2023. The text of the press release is furnished as Exhibit 99.1 to this Report. As discussed in this press release, Ciena will be hosting an investor call to discuss its results of operations for its fiscal third quarter ended July 29, 2023.
In conjunction with the issuance of this press release, Ciena posted to the quarterly results page of the Investors section of www.ciena.com an accompanying investor presentation. The investor presentation is furnished as Exhibit 99.2 to this Report.

The information in Exhibits 99.1 and 99.2, as well as Item 2.02 of this Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. Investors are encouraged to review the “Investors” page of our website at www.ciena.com because, as with the other disclosure channels that we use, from time to time we may post material information exclusively on that site.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(d) Effective August 30, 2023, the Board of Directors (the “Board”) of Ciena increased the size of the Board to ten directors and appointed Mary G. Puma to fill the newly created vacancy in Class II of the Board. The term of office for Class II directors does not expire until the 2026 Annual Meeting of Stockholders. However, in accordance with Ciena’s Amended and Restated Bylaws, Ms. Puma will stand for election at the 2024 Annual Meeting of stockholders to serve the remainder of the Class II term, or until her successor is duly elected and qualified. Also effective August 30, 2023, Ms. Puma was appointed to serve on the Audit Committee of the Board.

Ms. Puma, age 65, has served as Executive Chairperson of the board of directors of Axcelis Technologies, Inc. (“Axcelis”), a publicly traded company engaged in the supply of capital equipment for the semiconductor chip manufacturing industry, since May 2023. Ms. Puma previously served at Axcelis as President and Chief Executive Officer from January 2002 to May 2023, as President and Chief Operating Officer from July 2000 to January 2002, and as Chairperson of the Board from 2005 to 2015. In 1998, Ms. Puma became General Manager and Vice President of Axcelis’s predecessor, the Implant Systems Division of Eaton Corporation. Prior to joining Eaton Corporation in 1996, Ms. Puma spent 15 years in various marketing and general management positions at General Electric. Ms. Puma also currently serves on the boards of directors of Nordson Corporation and SMART Global Holdings, both publicly traded companies. She also serves on the board of directors of SEMI, a global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries, where she has served as Chairperson of the Board since December 2022. Ms. Puma holds a Bachelor of Arts degree in economics from Tufts University and a Master of Science degree from the MIT Sloan School of Management.

The Board also approved the grant, effective as of September 1, 2023, of a restricted stock unit award to Ms. Puma representing shares of Ciena common stock with a target delivered value of approximately $130,685. The amount of the award reflects Ciena's standard compensation program for initial equity awards to new directors, pro-rated based on the date of appointment to the Board. Provided Ms. Puma continues her service on the Board, the restricted stock unit award will vest in its entirety on September 20, 2024. In connection with her service on the Board, Ms. Puma will also be entitled to the standard non-employee director compensation arrangements as set forth under the heading “Director Compensation” in Ciena’s most recent proxy statement filed with the Securities and Exchange Commission.

A copy of the press release announcing the appointment of Ms. Puma to the Board is furnished as Exhibit 99.3.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Document

Exhibit 99.1	Text of Press Release dated August 31, 2023, issued by Ciena Corporation, reporting its results of operations for its third quarter ended July 29, 2023.
Exhibit 99.2	Investor Presentation for Ciena Corporation's fiscal third quarter ended July 29, 2023.
Exhibit 99.3	Press Release dated August 31, 2023, issued by Ciena Corporation, announcing the appointment of Ms. Puma to Ciena's Board of Directors.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: August 31, 2023	By:	/s/ Sheela Kosaraju
Sheela Kosaraju
Senior Vice President, General Counsel and Assistant Secretary